SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2003

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(716) 652-2000

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

Set forth on Exhibit 99.1 attached hereto is a reconciliation of Moog's EBITDA for the five fiscal years in the period ended September 28, 2002, as presented in Moog's Annual Report on Form 10-K for the year-ended September 28, 2002, to net cash provided by operating activities calculated and presented in accordance with generally accepted accounting principles. EBITDA is defined by Moog as net earnings before income taxes, interest and depreciation and amortization.

Item 7. Financial Statements and Exhibits.

(c)        Exhibits

No.        Description

99.1       Reconciliation of EBITDA to Net Cash Provided by Operating Activities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: September 8, 2003	By:	/s/ Robert R. Banta
	Name:	Robert R. Banta
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Reconciliation of EBITDA to Net Cash Provided by Operating Activities